                  [HAM, LANGSTON & BREZINA L.L.P. LETTERHEAD]




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form SB-2 of our report, dated March 24, 1996, except for Notes 6, 13 and 14 as to which the date is January 7, 1997, on our audit of the financial statements of Environmental Safeguards, Inc. for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts".


                                          /s/ Ham, Langston & Brezina L.L.P.



Houston, Texas
February 10, 1997